UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2013
Kemper Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 0-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
One East Wacker Drive, Chicago, IL 60601
(Address of principal executive offices, including zip code)
312-661-4600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.	Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The registrant, Kemper Corporation (the “Company”), through its subsidiary, Kemper Corporate Services, Inc., has executed a Separation Agreement (the “Agreement”) with Dennis R. Vigneau, former Senior Vice President and Chief Financial Officer of the Company, in connection with his previously-announced resignation from the Company. The Agreement provides Mr. Vigneau with a cash severance payment in the gross total amount of $570,000, continued health and dental insurance coverage under COBRA at the rate he would have paid as an active employee, and up to 12 months of outplacement services at the Company’s cost through a Company-retained provider or, at Mr. Vigneau’s option, up to $30,000 worth of outplacement services from a firm of his choosing. The Agreement also includes a general release of claims in favor of the Company and its affiliates and certain other restrictive covenants.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kemper Corporation

Date:	March 29, 2013	/s/ Scott Renwick
Scott Renwick
Senior Vice President